Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1ST Constitution Bancorp
Cranbury, New Jersey

We hereby consent to the incorporation by reference in the Forms S-8 (No. 333-188843, No. 333-184412, No. 333-132474, and No. 333-204552) of 1ST Constitution Bancorp of our reports dated March 14, 2019, relating to the consolidated financial statements and effectiveness of 1ST Constitution Bancorp’s internal control over financial reporting, which are incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey
March 15, 2019